Exhibit 10.4.3

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 230.406. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

THIRD AMENDMENT TO AMENDED AND RESTATED

NERVE TISSUE PROCESSING AGREEMENT

THIS THIRD AMENDMENT (“Third Amendment”) to the Amended and Restated Nerve Tissue Processing Agreement, dated as of February 27, 2008, as amended on June 27, 2008 (“Amendment”), entered into by and among LifeNet Health (“LifeNet”) and AxoGen Corporation (the “Agreement”), is entered into between the parties on March 12, 2012 (“Third Amendment Effective Date”).

WHEREAS, the parties wish to amend the Agreement under the terms and subject to the conditions set forth in this Third Amendment;

In consideration of the mutual promises contained herein, the parties agree to the following:

1.	The parties agree that Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the attached Appendix B.

2.	The parties hereby agree that the fee schedule set forth in the attached amended Appendix B shall be effective as of the Third Amendment Effective Date.

3.	The Parties hereby agree to create a written quality plan to further detail and assign respective tasks of the Parties regarding Processing at LifeNet under the Agreement to be signed by the Parties and revised with written agreement of the Parties from time to time (“Quality Plan”).

4.	The Parties hereby agree the Agreement shall remain in effect for twelve months (12) from the Third Amendment Effective Date. Following the initial term of twelve (12) months, the Agreement shall automatically renew for additional twelve (12) month periods. After the initial term, one party pay terminate the other party upon 180 days written notice.

5.	This Third Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

6.	This Third Amendment was drafted by all parties concerned and thus any rule of contract interpretation calling for documents to be construed against the drafter shall not apply to the construction of this Third Amendment.

7.	The Parties confirm and acknowledge that the Agreement is in full force and effect, that there have been no uncured events of breach to date, and that each represents and warrants to the other that they are in material compliance with the Agreement. Except for the changes made by this Third Amendment to the Agreement and the Amendment, the Agreement remains in full force and effect without modification.

IN WITNESS WHEREOF, the parties execute this Third Amendment as of the dates written below.

	LIFENET HEALTH		AXOGEN CORPORATION

By:	/s/ Gordon Berkstresser	By:	/s/ Karen Zaderej

Title:	CFO	Title:	CEO

Date:	3-12-12	Date:	3-12-2012

APPENDIX B

FEE SCHEDULE

1)	AXOGEN shall pay LIFENET HEALTH a $[**] fee per week for processing Suite 114;

2)	AXOGEN shall pay LIFENET HEALTH the following daily fees only if Suite 118 is needed by written request of AXOGEN;

a.	$[**] per day if the hours used include hours between 7am – 3pm; or
b.	$[**] per day if the hours used are between 3pm – 7am.

3)	LIFENET HEALTH shall bill AXOGEN at a rate of $[**] per each [**] at LIFENET HEALTH;

4)	LIFENET HEALTH shall bill AXOGEN at a rate of $[**] per each [**] at LIFENET HEALTH.

OTHER TERMS:

•	There shall be no Minimum Batches/Year and no Maximum Batches/Year.

•	The weekly Suite fee for 114 is fixed. AxoGen will have the right to use Suite 114 of the Ward Court Facility for up to three shifts per normal business day.

•

AxoGen will also have the right but not the obligation to use Suite 118 for three shifts per normal business day at the fees listed in #1. If AxoGen chooses to use Suite 118 for partial operations, the rates in #2 apply. During such times as AxoGen is not using Suite 118, LifeNet, pursuant to written agreement with AxoGen as to the type, manner, time and length of use, will be permitted to use Suite 118.

•	The parties will agree to review usage and space needs within the first year of the contract.

•

AxoGen is to employ processors and assume supervisory and oversight responsibilities for processors who process for AxoGen in the LifeNet Health facility. LifeNet Health will provide support as described in the Quality Plan.

** Certain information in this exhibit has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.